Exhibit 99.1

      Freescale Semiconductor Reports Third Quarter 2005 Results

    AUSTIN, Texas--(BUSINESS WIRE)--Oct. 20, 2005--Freescale
Semiconductor (NYSE:FSL) (NYSE:FSL.B) today reported its financial results for the third quarter ended September 30, 2005. Third quarter 2005 highlights include:

    --  Net sales of $1.45 billion;

    --  Gross margin of 43.3%;

    --  Net earnings of $164 million;

    --  Diluted earnings per share of $.38 and;

    --  Cash flow from operations of $384 million;

    -- Also during the quarter, Freescale announced that its Board of Directors has authorized the company to repurchase up to $500 million of its outstanding shares of common stock.

    Third quarter 2005 results include a $26 million pre-tax gain associated with the sale of the company's timing solutions business and a $10 million write-down of receivables the company determined were impaired due to the bankruptcy of the U.S. subsidiaries of the Delphi Corporation. Excluding the gain on sale and the receivable write-down, sales were $1.46 billion, gross margin was 43.7%, and diluted earnings per share were $.35.
    "Our team turned in a good performance during the quarter," said Chairman and CEO Michel Mayer. "We have a lot of work left to do, but our third quarter results clearly indicate that we are on the right track to transform Freescale."

    Third Quarter Overview

    Sales

    Net sales in the third quarter of 2005 were $1.45 billion, compared to $1.47 billion in the second quarter of 2005 and $1.43 billion in the third quarter of 2004.

    Gross Margin

    Gross margin in the third quarter of 2005 was 43.3%, compared to 41.6% in the second quarter of 2005 and 39.0% in the third quarter of 2004. Gross margin in the third quarter of 2005 benefited from higher capacity utilization along with continued cost controls and operational efficiencies.

    Operating Earnings

    Operating earnings for the third quarter of 2005 were $153 million or 10.6% of net sales. The company reported operating earnings of $139 million for the second quarter of 2005 and operating earnings of $81 million for the third quarter of 2004.

    Net Earnings

    Net earnings for the third quarter of 2005 were $164 million, or $.38 per fully diluted share, compared to $122 million or $.29 per fully diluted share in the second quarter of 2005 and $57 million or $.15 per fully diluted share in the third quarter of 2004.

    Operating Highlights

    Cash, cash equivalents, short-term investments and marketable securities included in investments in the third quarter of 2005 increased sequentially by $327 million and totaled $2.9 billion. Capital expenditures were $113 million. Research and development expenses totaled $274 million and included in-process research and development charges associated with the acquisition of Seaway Networks. Selling, general and administrative expenses were $201 million.

    Transportation and Standard Products

    The Transportation and Standard Products Segment reported net sales of $637 million in the third quarter of 2005, compared to $667 million in the second quarter of 2005 and $650 million in the third quarter of 2004. The segment's operating earnings were $70 million (11.0% of net sales) in the third quarter of 2005, compared to $87 million in the second quarter of 2005 and $74 million in the third quarter of 2004. Excluding the impact of the write down of receivables, third quarter revenues for the segment were $647 million and operating profit was $80 million (12.4% of net sales).

    Networking and Computing Systems

    The Networking and Computing Systems Segment reported net sales of $360 million, compared to $387 million in the second quarter of 2005 and $361 million in the third quarter of 2004. The segment's operating earnings were $76 million (21.1% of net sales) in the third quarter of 2005, compared to $94 million in the second quarter of 2005 and $58 million in the third quarter of 2004.

    Wireless and Mobile Solutions

    The Wireless and Mobile Solutions Segment reported net sales of $438 million in the third quarter of 2005, compared to $401 million in the second quarter of 2005 and $404 million in the third quarter of 2004. The segment generated operating income of $31 million (7.1% of net sales) in the third quarter of 2005, compared to operating income of $5 million in the second quarter of 2005 and an operating loss of ($9) million in the third quarter of 2004.

    Other Operations

    Other Operations includes the Metrowerks software business, other miscellaneous businesses and any factories in production start-up, including the Crolles 300 millimeter facility. It also includes any restructuring charges, separation expenses and miscellaneous income and expenses not attributable to any one of our business segments.
    Other Operations reported an operating loss of ($24) million in the third quarter of 2005 compared to operating losses of ($47) million in the second quarter of 2005 and ($42) million in the third quarter of 2004.

    Fourth Quarter 2005 Outlook

    For the fourth quarter of 2005, the company expects to report revenues of $1.425 to $1.525 billion. Gross margins for the fourth quarter of 2005 are expected to increase slightly from the level reported in the third quarter of 2005.

    Conference Call and Webcast

    Freescale's quarterly earnings call is scheduled to begin at 4:00 p.m. Central time (USA) on Thursday, October 20, 2005. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

    The company uses certain non-GAAP financial measures in analyzing financial results because they are useful to investors and management in evaluating the company's ongoing operational performance. These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events, such as the separation from Motorola Inc. and restructuring charges. In addition, presentation of these non-GAAP financial measures enables investors to evaluate the company's performance under both the GAAP and pro forma measures that management uses to evaluate the company's performance. Where non-GAAP financial measures have been included in this press release, the company has reconciled the GAAP to the non-GAAP measures in the table below.

    Caution Regarding Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as expects, anticipates, plans, believes, estimates, will or words of similar meaning and include statements regarding the plans and expectations for the upcoming quarter, the year and the future. Forward-looking statements are based on management's current expectations and assumptions, including but not limited to the following general underlying assumptions: the market for semiconductor products will grow over the long term; new technologies and applications will continue to be developed; and manufacturers of automotive, networking and wireless products will increasingly look to semiconductor providers for platform-level products and systems-on-a-chip. These assumptions are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual outcomes to differ materially from the expectations of the company and its management. These uncertainties, risks and changes include, but are not limited to: a decline in market demand for our products; the loss of a major customer, or a substantial reduction in sales to any of our major customers; our ability to compete in products and prices in the intensely competitive and cyclical semiconductor industry; our reliance on, and the anticipated benefits of, third-party design and/or manufacturing relationships; our ability to license intellectual property from third parties and to protect the intellectual property we own; economic, social and political conditions in the countries in which we operate, or our customers or suppliers operate, including security risks, health conditions, possible disruption in transportation networks and fluctuations in foreign currency exchange rates; and the other risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission. We urge you to carefully consider these and other risks which are described in the company's Form 10-K for the year ended December 31, 2004 and in the company's other SEC filings. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

    About Freescale

    Freescale Semiconductor Inc. (NYSE:FSL) (NYSE:FSL.B) is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. Freescale became a publicly traded company in July 2004 after more than 50 years as part of Motorola, Inc. The company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale, a member of the S&P 500(R), is one of the world's largest semiconductor companies with 2004 sales of $5.7 billion (US). www.freescale.com


             Freescale Semiconductor Inc. and Subsidiaries
           Condensed Consolidated Statements of Operations
                             (Unaudited)
               (In millions, except per share amounts)


                                      Three Months Ended
                         --------------------------------------------
                         September 30,    October 2,       July 1,
                              2005           2004           2005
                         -------------- -------------- --------------
Net sales                $       1,450  $       1,430    $     1,472
Cost of sales                      822            872            860
                         -------------- -------------- --------------

Gross margin                       628            558            612
                         -------------- -------------- --------------
Selling, general and
 administrative                    201            230            202
Research and development           274            229            266
Reorganization of
 businesses and other               --             (1)            --
Separation expenses                 --             19              5
                         -------------- -------------- --------------

Operating earnings                 153             81            139
                         -------------- -------------- --------------
Other
 Interest expense, net              --             (5)            (1)
 Other, net                         25             (5)            (2)
                         -------------- -------------- --------------

Total other                         25            (10)            (3)
                         -------------- -------------- --------------
Earnings before
 income taxes                      178             71            136
Income tax expense                  14             14             14
                         -------------- -------------- --------------

Net earnings             $         164  $          57    $       122
                         -------------- -------------- --------------


Net earnings
 per common share:
-------------------------
Basic                    $        0.40  $        0.15    $      0.30
Diluted                  $        0.38  $        0.15    $      0.29


Weighted average common
 shares outstanding:
-------------------------
Basic                              408            384            403
Diluted                            428            390            420


             Freescale Semiconductor Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In millions)


                             September 30,    July 1,    December 31,
                                 2005          2005          2004
                             ------------- ------------- -------------
                              (Unaudited)   (Unaudited)

ASSETS
Cash, cash equivalents and
 short-term investments      $      1,485  $      2,555  $      2,374
Accounts receivable, net              687           657           636
Inventories                           637           671           742
Deferred income taxes                  23            24            26
Other current assets                  169           159           183
Assets held-for-sale                   42            43            45
                             ------------- ------------- -------------

  Total current assets              3,043         4,109         4,006
                             ------------- ------------- -------------
Property, plant and
 equipment, net                     2,006         2,051         2,207
Investments                         1,413            14            31
Other assets                          417           420           389
                             ------------- ------------- -------------

  Total assets               $      6,879  $      6,594  $      6,633
                             ------------- ------------- -------------


LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable                $          2  $          2  $          2
Accounts payable                      429           411           474
Accrued liabilities
 and other                            583           505           669
                             ------------- ------------- -------------
Total other
  Total current liabilities         1,014           918         1,145
                             ------------- ------------- -------------

Long-term debt                      1,251         1,269         1,269
Deferred income taxes                  28            27            26
Other liabilities                     237           242           257

Total stockholders' equity          4,349         4,138         3,936
                             ------------- ------------- -------------
  Total liabilities and
   stockholders' equity      $      6,879  $      6,594  $      6,633
                             ------------- ------------- -------------


             Freescale Semiconductor Inc. and Subsidiaries
              Condensed Consolidated Segment Information
                             (Unaudited)
                            (In millions)


                                        Three Months Ended
                             -----------------------------------------
                             September 30,  October 2,      July 1,
                                 2005          2004          2005
                             ------------- ------------- -------------
Net Sales:
Transportation and
 Standard Products           $        637  $        650  $        667
Networking and
 Computing Systems                    360           361           387
Wireless and
 Mobile Solutions                     438           404           401
Other                                  15            15            17
                             --------------------------- -------------

  Segment totals             $      1,450  $      1,430  $      1,472
                             ------------- ------------- -------------

Operating earnings:
Transportation and
 Standard Products           $         70  $         74  $         87
Networking and
 Computing Systems                     76            58            94
Wireless and
 Mobile Solutions                      31            (9)            5
Other                                 (24)          (42)          (47)
                             ------------- ------------- -------------

  Segment totals             $        153  $         81  $        139
                             ------------- ------------- -------------


             Freescale Semiconductor Inc. and Subsidiaries
                 Reconciliation of Non-GAAP Measures
                             (Unaudited)
                            (In millions)


                                        Three Months Ended
                             -----------------------------------------
                             September 30,  October 2,      July 1,
                                 2005          2004          2005
                             ------------- ------------- -------------
Net sales                    $      1,450  $      1,430  $      1,472
Add: Receivables impairment            10            --            --
                             ------------- ------------- -------------

Adjusted Net sales           $      1,460  $      1,430  $      1,472
                             ------------- ------------- -------------

Gross margin                 $        628  $        558  $        612
Add: Receivables impairment            10            --            --
                             ------------- ------------- -------------

Adjusted gross margin        $        638  $        558  $        612
                             ------------- ------------- -------------

Reorganization and
 Separation Expenses
 (Reversals)

Total reorganization of
 business and other expenses
 (reversals)                 $         --  $         (1) $         --
Separation expenses                    --            19             5
                             ------------- ------------- -------------
Total reorganization of
 business and separation
 expenses                    $         --  $         18  $          5
                             ------------- ------------- -------------

Net earnings                 $        164  $         57  $        122
Add: Total reorganization
     and separation expenses           --            18             5
Add: Receivable impairment             10            --            --
Less: Gains on sales of
      business                        (26)           --            --
Add: Income tax (benefit)               1            (4)           (1)
                             ------------- ------------- -------------

Adjusted net earnings        $        149  $         71  $        126
                             ------------- ------------- -------------

Diluted shares                        428           390           420
Adjusted net earnings
 per diluted share                  $0.35         $0.18         $0.30



                             September 30,    July 1,    December 31,
                                 2005          2005          2004
                             ------------- ------------- -------------
Cash and cash equivalents    $        299  $        262  $        382
Short-term investments              1,186         2,293         1,992
                             ------------- ---------------------------

Total cash, cash equivalents
 and short-term investments  $      1,485  $      2,555  $      2,374
                             ------------- ------------- -------------

    CONTACT: Freescale Semiconductor Inc., Austin
             Investors:
             Mitch Haws, 512-895-2454
             mitch.haws@freescale.com
             or
             Media:
             Tim Doke, 512-895-1791
             tim.doke@freescale.com